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                                                              EXHIBIT 3.1

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                                UROLOGIX, INC.

     Pursuant to the provisions of Chapter 302A of the Minnesota Statutes, known as the Minnesota Business Corporation Act, and amendments thereto, the following Amended Articles of Incorporation, as amended, are adopted and shall supersede and take the place of the existing Articles of Incorporation and all amendments thereto.

                               ARTICLE I - NAME
                               ----------------

     The name of the corporation shall be Urologix, Inc.

                        ARTICLE II - REGISTERED OFFICE
                        ------------------------------

     The registered office of the corporation is located at 14405 Twenty-First Avenue North, Minneapolis, Minnesota 55447.

                          ARTICLE III - CAPITAL STOCK
                          ---------------------------

     The aggregate number of shares the corporation has authority to issue shall be 30,000,000 shares, $.01 par value per share, which shall consist of 25,000,000 common shares and 5,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each class or series (which may include but is not limited to designation as additional common shares), and to fix the relative powers, qualifications, restrictions, rights and preferences of each such class or series, including, without limitation, the right to create voting, dividend and liquidation rights and preferences greater than those of common stock.

                      ARTICLE IV - RIGHTS OF SHAREHOLDERS
                      -----------------------------------

     Section 1. No Preemptive Rights. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

     Section 2. No Cumulative Voting Rights. There shall be no cumulative voting by the shareholders of the corporation.

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                             ARTICLE V - DIRECTORS
                             ---------------------

     Section 1. Number and Term. The business and affairs of this corporation shall be managed by or under the direction of a Board of Directors consisting of not less than 3 or more than 9 directors, as may be designated by the Board of Directors from time to time. The directors shall be divided into three (3) classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year at the annual meeting of shareholders. Except as otherwise provided in this Article V, each director shall be elected by the shareholders to hold office for a term of three consecutive years. Each director shall serve until a successor shall have been duly elected and qualified, or until the earlier death, resignation, removal, or disqualification of the director.

     Section 2. Transitional Board. Upon the adoption of these Amended Articles of Incorporation, one class of directors shall hold office for a term expiring at the annual meeting of shareholders to be held after the end of the corporation's 1996 fiscal year, another class shall hold office for a term expiring at the annual meeting of shareholders to be held after the end of the corporation's 1997 fiscal year and another class shall hold office for a term expiring at the annual meeting of shareholders to be held after the end of the corporation's 1998 fiscal year. After the expiration of each term, the provisions of Section 1 of this Article V shall control.

     Section 3. Vacancies. Any vacancies occurring in the Board of Directors for any reason, and any newly created directorships resulting from an increase in the number of directors, may be filled by a majority of the directors then in office. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified subject, however, to prior retirement, resignation, death or removal from office. Any newly created directorships resulting from an increase in the authorized number of directors shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible.

     Section 4. Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The directors present at a duly organized meeting may continue to transact business until adjournment notwithstanding that the withdrawal of enough directors originally present leaves less than the number otherwise required for a quorum.

     Section 5. Nomination. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given within the time and in the manner provided in the Bylaws.

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     Section 6.  Written Action by Directors. Any action required or permitted to be taken at a meeting of the Board of Directors, or a committee thereof, may be taken by written action signed by all of the directors or, in cases where the action need not be approved by the shareholders, by written action signed by the number of directors that would be required to take the same action at a meeting of the Board or a committee thereof at which all directors were present.

                 ARTICLE VI - LIMITATION OF DIRECTOR LIABILITY
                 ---------------------------------------------

     Section 1. Liability and Indemnification. No director shall be personally liable to the corporation or to its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of the State of Minnesota as the same may exist or may hereafter be amended. Any repeal or modification of the provisions of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     Any person who at any time shall serve or shall have served as a director, officer, or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.

     Section 2. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 24th day of May, 1996.

                                 /s/ Jack E. Meyer
                                 ____________________________________
                                 Jack E. Meyer, President

                                 /s/ Wesley E. Johnson, Jr.
ATTEST:                          ____________________________________
                                 Wesley E. Johnson, Jr., Secretary

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